                                 Exhibit 10.6

                 Form of Change in Control Severance Agreement

                     CHANGE IN CONTROL SEVERANCE AGREEMENT


         THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") is made and entered into as of this _________ day of ____________________, 1996, by and between PREFERRED SAVINGS BANK, a federally chartered savings institution (which, together with any successor thereto which executes and delivers the assumption agreement provided for in Section 11(a) hereof or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law, is hereinafter referred to as the "Association"), and __________________ (the "Employee") whose residence address is _____________________.

         WHEREAS, the Employee is currently serving as the ____________________ of the Association; and

         WHEREAS, the Association has adopted a plan of conversion whereby the Association will convert (the "Conversion") to capital stock form and become the wholly owned subsidiary of PSB Holding Company (the "Holding Company"); and

         WHEREAS, the Board of Directors of the Association recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of the Holding Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Association and its stockholder; and

         WHEREAS, the Board of Directors of the Association believes it is in the best interests of the Association to enter into this Agreement with the Employee in order to assure continuity of management of the Association and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Holding Company, although no such change is now contemplated; and

         WHEREAS, the Board of Directors of the Association has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 1 hereof;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is AGREED as follows:

1.  TERM OF AGREEMENT.

         The term of this Agreement shall be deemed to have commenced as of the date of the completion of the Association's conversion to stock form and shall continue for a period of eighteen full calendar months thereafter. Commencing on the first annual anniversary date of this Agreement and continuing at each annual anniversary date thereafter, this Agreement shall be extended for a period of one year in addition to the then-remaining term of employment under this Agreement, unless either the Association or the Employee gives contrary written notice to the other not less than 90 days in advance of the date on which the term of employment under this Agreement would otherwise be extended.

         Notwithstanding any other statement or provision in this Agreement to the contrary, beginning on the first annual anniversary date of the conversion, this Agreement will not be automatically extended unless, prior thereto, the Board of Directors of the Association reviews a formal performance evaluation of the Employee performed by the disinterested members of the Board of Directors of the Association and reflected in the minutes of the Board of Directors.

2.  PAYMENTS TO THE EMPLOYEE UPON CHANGE IN CONTROL.

         (a) Upon the occurrence of a change in control (as herein defined) of the Association or the Holding Company followed at any time during the term of this Agreement by the involuntary termination of the Employee's employment, other than for cause, as defined in Section 2(d) hereof, the provisions of
Section 3 shall apply.

         (b) A "change in control" of the Association or the Holding Company is defined solely as any acquisition of control (other than by a trustee or other fiduciary holding securities under an employee benefit plan of the Holding Company or a subsidiary of the Holding Company), as defined in 12 C.F.R. ss. 574.4, or any successor regulation, of the Association or Holding Company which would require the filing of an application for acquisition of control or notice of change in control in a manner as set forth in 12 C.F.R. ss. 574.3, or any successor regulation.

         (c) The Employee's employment under this Agreement may be terminated at any time by the Board of Directors of the Association. The terms "involuntary termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Employee without his express written consent. In addition, a material diminution of the Employee's benefits or a material adverse change in the quality of the work environment which would hamper the Employee's ability to perform his job effectively shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to the Employee, shall constitute such diminution or interference unless consented to in writing by the Employee: (1) change in the principal workplace of the Employee to a location outside of a 30 mile radius from the Association's headquarters office as of the date hereof; (2) a material reduction or adverse change in the scope or nature of the secretarial or other administrative support of the Employee which would hamper his ability to perform his job effectively; (3) a reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Employee, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Association or the Holding Company; and (4) a material increase in the required hours of work or the workload of the Employee.

         (d) The Employee shall not have the right to receive termination benefits pursuant to Section 3 hereof upon termination for cause. For purposes of this Agreement, termination for "cause" shall include termination for personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any material law, rule, or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Association at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee was guilty of conduct constituting "cause" as set forth above and specifying the particulars thereof in detail.


3.  TERMINATION BENEFITS.

         (a) Upon the occurrence of a change in control, followed by the involuntary termination of the Employee's employment, other than for cause, the Association shall pay to the Employee in a lump sum in cash within 25 business days after the date of severance of employment an amount $40,000 of compensation. At the election of the Employee, such payment may be made, on a pro rata basis, semi-monthly during the twelve (12) months following the Employee's termination.

         (b) Upon the occurrence of a change in control of the Association or the Holding Company followed by the involuntary termination of the Employee's employment, other than for cause, the Association shall cause life and health insurance coverage (substantially similar to the coverage maintained by the Association for the Employee prior to his severance) to be maintained for a period of 12 months or for the remaining term of the agreement, whichever is greater.

4. CERTAIN REDUCTION OF PAYMENTS BY THE ASSOCIATION.

         (a) Notwithstanding any other provisions of this Agreement, if payments and benefits under this Agreement, together with any other payments and benefits received or to be received by the Employee in connection with a change in control, would cause any amount to be nondeductible by the Association or the Holding Company for federal income tax purposes pursuant to
Section 280G of the Code, then payments and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize payments and benefits to the Employee without causing any amount to become nondeductible by the Association or the Holding Company by reason of
Section 280G of the Code. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

         (b) Notwithstanding any other provisions of this Agreement, payments under Section 3 of this Agreement shall not exceed three times the Employee's average annual compensation based on the most recent five taxable years.

         (c) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

         (d) So long as 12 C.F.R. ss. 563.39(b) (1995) remains in effect and applicable to the Association, in the event that any of the termination provisions of this Agreement conflict with 12 C.F.R. ss. 563.39(b) (1995), the latter shall prevail.


5. REQUIRED REGULATORY PROVISIONS.

         (a) The Association may terminate the Employee's employment at any time, but any termination by the Association, other than a termination for cause, shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The Employee shall not have the right to receive compensation or other benefits for any period after a termination for cause as defined in Section 2(d) hereinabove.

         (b) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Association's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of the obligations which were suspended.

         (c) If the Employee is removed from office and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) or (g)(1), all obligations of the Association under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

         (d) If the Association becomes in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties.

         (e) All obligations under this Agreement may be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director or his or her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation ("RTC") at the time the FDIC or the RTC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the FDIA, or
(ii) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

6. REINSTATEMENT OF BENEFITS UNDER Section 5(b).

         In the event the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice described in Section 5(b) hereof (the "Notice") during the term of this Agreement and a change in control occurs, the Association will assume its obligation to pay and the Employee will be entitled to receive all of the termination benefits provided for under Section 3 of this Agreement upon the Association's receipt of a dismissal of charges in the Notice.

7.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Association and the Employee, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that the Employee is subject to receiving fewer benefits than those available to him without reference to this Agreement.

8. NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, the Employee, the Association and their respective successors and assigns.


9.  MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.


10.  NO MITIGATION.

         The amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.


11.  NO ASSIGNMENTS.

         (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Association will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Association, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Association would be required to perform it if no such succession or assignment had taken place. Failure of the Association to obtain such an assumption agreement prior to the effectiveness of any such suc-cession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Association in the same amount and on the same terms as the compensation pursuant to Section 3 hereof. For purposes of implementing the provisions of this Section 11(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

         (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

12. NOTICE.

         For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (provided that all notices to the Association shall be directed to the attention of the Board of Directors of the Association with a copy to the Secretary of the Association), or to such other address as either party may have furnished to the other in writing in accordance herewith.


13.  AMENDMENTS.

         No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.


14.  PARAGRAPH HEADINGS.

         The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.


15.  SEVERABILITY.

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

16.  GOVERNING LAW.

         This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Illinois.


17.  ARBITRATION.

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

18. REIMBURSEMENT.

         In the event the Association purports to terminate the Employee for cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 17 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Association has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


ATTEST:                               PREFERRED SAVINGS BANK




______________________________  By:__________________________________________
Lorraine G. Ptak, Secretary           Kimberly P. Rooney, President and Chief
                                      Executive Officer



WITNESS:                              EMPLOYEE




______________________________  By:__________________________________________